SECOND AMENDMENT TO
RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
OF
HALLIBURTON COMPANY
WHEREAS, Halliburton Company (the “Company”) has previously adopted the Restricted Stock Plan for Non-Employee Directors of Halliburton Company, as amended (the “Plan”), to promote the long-term, continuing success of the Company by providing a portion of the compensation for non-employee directors in shares of Common Stock pursuant to the terms of the Plan;
WHEREAS, Section 6.3 of the Plan reserves the right to amend, modify, suspend or terminate the Plan at any time by action of the Board of Directors of the Company (the “Board”);
WHEREAS, the Board desires to amend the Plan to provide that future awards under the Plan will be made in the form of restricted stock units, with each unit being equal to one share of Common Stock;
NOW, THEREFORE, the Board does hereby amend the Plan as follows, effective as of May 16, 2012:
(1)    The following new sentences shall be added to the end of Article IV of the Plan to read as follows:
“Effective on and after August 1, 2012, annual Awards may be made in the form of restricted stock units, with each such unit representing the right to receive one share of Common Stock. An annual Award in the form of restricted stock units shall be made to Participants effective on or about August 1, 2012. No other Award in the form of restricted stock units or restricted shares of Common Stock shall be made to Participants in calendar year 2012. Awards in 2013 and subsequent calendar years shall be made on August 1st of each calendar year and shall be made in the form of restricted stock units unless the Committee, in its discretion, determines that such awards shall be made in the form of restricted shares of Common Stock.”
(2)    The first sentence of Section 5.7 shall be amended to read as follows:
“All of the shares of Common Stock issued pursuant to the Plan shall become free of restrictions imposed by this Article V and shall become non-forfeitable upon the earliest to occur of a “separation from service” (within the meaning of Section 409A of the Internal Revenue Code and related guidance) due to the following:”
(3)    A new Section 5.9 shall be added to the Plan to read as follows:
“5.9 Restricted Stock Units
Notwithstanding any other provision of the Plan to the contrary, the terms of this Section 5.9 shall apply to Awards under the Plan made in the form of restricted stock units.
(a)    Registration. Each Award of restricted stock units under the plan shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)    Dividend Equivalents. Each Participant shall have the right to dividend equivalents with respect to Awards of restricted stock units for the period beginning on the date the Award was granted and ending on the date shares of Common Stock are delivered to the Participant in settlement of such Award. Such dividend equivalents shall be paid in cash as soon as practicable after the dividend is paid with respect to the Common Stock; provided, however, that if the Award has been deferred, any dividend equivalents shall be subject to the terms of the relevant deferral plan.
(c)    Voting Rights. Participants shall not have the right to vote or execute proxies with respect to Awards in the form of restricted stock units.
(d)    Vesting and Forfeiture. Awards in the form of restricted stock units shall be subject to vesting and forfeiture provisions. Awards of restricted stock units shall vest at the times and upon the circumstances specified in the relevant restricted stock unit agreement. Any termination from the Board of a Participant shall result in forfeiture of any restricted stock units that have not been or will not be vested and delivered pursuant to the terms of the relevant restricted stock unit agreement.
(e)    Delivery. Unless an Award in the form of restricted stock units has been deferred as permitted in Section 5.9(f), no later than the date that is 60 days after the date a restricted stock unit vests, one share of Common Stock shall be delivered to the Participant for each such vested restricted stock unit held by such Participant. Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.
(f)    Deferral. The Committee, in its sole discretion, may permit the deferral of an Award made in the form of restricted stock units.”
(4)    All other provisions of the Plan shall remain the same and are hereby ratified.

Attested to by the Corporate Secretary of Halliburton Company as adopted by the Board of Directors effective as of the 16th day of May, 2012.

_/s/ Christina M. Ibrahim____
Christina M. Ibrahim
Vice President & Corporate Secretary
Halliburton Company